                                                                  EXHIBIT 5.1
                                             OPINION OF SCHIFF HARDIN & WAITE


                           [SCHIFF HARDIN & WAITE LETTERHEAD]

                                   December 2, 1998


Illinois Power Special Purpose Trust
c/o Illinois Power Company
500 South 27th Street
Decatur, IL  62521

            Re: ILLINOIS POWER SPECIAL PURPOSE TRUST

Ladies and Gentlemen:

     We have acted as counsel to Illinois Power Company, an Illinois corporation (the "Company"), Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company ("IPS") and Illinois Power Special Purpose Trust, a Delaware business trust (the "Trust") in connection with the Registration Statement on Form S-3, as amended to the date hereof (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Trust's Transitional Funding Trust Notes (the "Notes") to be offered and sold from time to time as described in the form of preliminary Prospectus and preliminary Prospectus Supplement (collectively, the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined have the meanings given to them in the Prospectus.

     We are familiar with the proceedings taken and proposed to be taken by the Company, IPS and the Trust, in connection with the proposed authorization, issuance and sale of the Notes by the Trust. In this connection, we have examined and relied upon such records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinions set forth below. In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents. We have relied, as to matters of Delaware law, upon the opinion of even date of Richards, Layton & Finger, P.A., special Delaware counsel to the Company, the Trust and IPS, which opinion is also being filed as an exhibit to the Registration Statement.

Illinois Power Special Purpose Trust
December 2, 1998
Page 2


     The opinions expressed below are based on the following assumptions:

     (a) The Registration Statement will have become effective under the Securities Act, and a Prospectus Supplement to the Prospectus, describing the terms of the Notes, will have been filed with the Commission pursuant to Rule 424 under the Securities Act;

     (b) The proposed transactions will have been carried out on the basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States and the authorizations contained in the Transitional Funding Order dated September 10, 1998 issued by the Illinois Commerce Commission in Docket No. 98-0488;

     (c) Prior to the issuance of any Notes:

         (i) all tariffs required to be filed pursuant to the Funding Law and the Transitional Funding Order relating to the IFC charges relating to the Intangible Transition Property will have been filed with the ICC and become effective, and the Transitional Funding Order will remain valid and in effect;

         (ii) the Indenture will have been executed and delivered by the Trust's authorized representative and Harris Trust and Savings Bank, as trustee;

         (iii) the maturity dates, the interest rates, the redemption provisions and the other terms of the Notes being offered will have been fixed in accordance with the provisions of the Indenture;

         (iv) the Grant Agreement between the Company and IPS will have been executed and delivered;

         (v) the Sale Agreement between the Trust and IPS will have been executed and delivered; and

         (vi) the Servicing Agreement and the Administration Agreement, each between the Company and IPS, will have been executed and delivered.

     (d) The Indenture will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

     Based on and subject to the foregoing, we are of the opinion that the Notes will be legally issued, valid and binding obligations of the Trust, subject to applicable bankruptcy, insolvency,

Illinois Power Special Purpose Trust
December 2, 1998
Page 3


fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity, at such time as the Notes are properly executed, authenticated, delivered and paid for as provided in the Indenture and upon satisfaction of all conditions contained in the Indenture and the Underwriting Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the captions "Risk Factors -- Legal Challenges Which Could Adversely Affect Noteholders; -- Possible Payment Delays or Losses as a Result of Amendment or Repeal of Amendatory Act or Breach of State Pledge" and "Legal Matters" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE

                                    By: /s/ Robert J. Regan
                                        ---------------------
                                        Robert J. Regan

RJR:mk